Exhibit 32.1

      CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350


      Pursuant to 18 U.S.C. 1350, the undersigned officer of Harold's Stores, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  June 14, 2005          /s/ Hugh W. Mullins
                              Hugh W. Mullins
                              President and Chief
                              Executive Officer